SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934.


        Date of Report (Date of Earliest Event Reported): March 27, 2003


                          WYOMING OIL & MINERALS, INC.
             (Exact name of registrant as specified in its charter)


          Wyoming                       0-7919                 83-0217330
----------------------------        -------------          -------------------
(State of other jurisdiction         (Commission            (I.R.S. Employer
 of incorporation)                   File Number)          Identification No.)


     5525 Erindale Dr., Suite 201
     Colorado Springs, Colorado                                          80918
----------------------------------------                              ----------
(Address of Principal Executive Offices)                              (Zip Code)



        Registrant's telephone number including area code: (719) 260-8509
                                                           --------------
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ITEM 2. Acquisition or Disposition of Assets

Fly Creek Prospect

On March 27, 2003, a subsidiary of Wyoming Oil & Minerals, Inc. (the "Company") completed the sale of a portion of its oil and gas assets. Skyline Resources, Inc., a wholly owned subsidiary of the Company, sold a 3666667/100000 percent (36.666667%) of 8/8ths working interest in the Fly Creek Prospect, located in Moffat County, Colorado and Carbon County, Wyoming. Purchaser of the interest was Cedar Ridge, LLC, a private Colorado limited liability company. The interest sold by Skyline was recently acquired from Phillips Petroleum Company. The transfer and sale of the interest was made pursuant to a Purchase and Sale Agreement between Skyline and Cedar Ridge dated February 17, 2003 ("Agreement").

The Fly Creek Prospect includes leasehold and mineral fee interests in approximately 16,000 gross acres in northwest Colorado and southwest Wyoming. Skyline has owned an interest in this property since Skyline was acquired by the Company in February 2002. This property has been previously referred to by the Company as the Coal Bank Draw and Slater Dome prospects.

Pursuant to the terms of the Agreement, Skyline sold a 36.666667% undivided working interest in its right, title and interest to most assets comprising the Fly Creek Prospect, including the following:

o Oil and gas leases, all delivering a minimum 80% net revenue interest, except as otherwise agreed;

o Gas wells, coalbed methane gas wells, disposal wells and other wells located on those leases;

o    Equipment;

o    Natural gas and other hydrocarbons;

o Contracts, permits, rights of way and agreements, to the extent the same are transferable; and

o    Documents.

The assets were sold as is, where is, with no warranties. Assets excluded from the sale and related to the Fly Creek were not material.

The purchase price for Skyline's interest was $900,000, subject to certain conditions. Of that amount, $25,000 was previously paid upon execution of a letter of intent, $375,000 was paid at the closing and $500,000 will be paid by Purchaser carrying Skyline's 30% remaining working interest in the prospect through $500,000 in costs to Skyline's interest. In the event that purchaser does not invest the entire remaining $500,000, purchaser shall earn its proportionate share of the 36.666667% for every dollar invested up to the maximum of $500,000. Minor adjustments to the purchase price may be made for such things as property and ad valorem taxes and payments required to be made by Skyline. Liabilities will be pro rated as of the effective date of the sale, February 28, 2003.

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In connection with the disposition of these assets, Skyline entered into certain ancillary agreements with Purchaser. A Participation Agreement between the parties outlines certain terms for oil and gas operations in the Prospect Area and investment in a pipeline. All drilling and operations in the Prospect Area will be governed by the terms and conditions of a standard form Operating Agreement between the parties, whereby Purchaser became operator of the property. Pursuant to that Operating Agreement, Skyline is obligated to pay its proportionate share of all costs and expenses associated with operation and development in the prospect area.

In the Participation Agreement, Skyline represented that it has obtained commitments from third parties to invest capital sufficient to construct a 16-mile pipeline from the prospect area to Baggs, Wyoming for marketing gas produced from the prospect area. Skyline agreed that if it determines to commence construction of the pipeline, Cedar Ridge shall be entitled to participate in, and own, its proportionate share of the pipeline by paying its share of costs and expenses incident thereto. However, no construction has yet commenced on the pipeline and it is not anticipated that construction will begin unless and until the parties are reasonably assured that economic quantities of gas can be produced.

The Participation Agreement also covers any future acreage acquired by Skyline in an area of mutual interest defined in that agreement. Specifically, Purchaser is entitled to direct negotiations for remaining acreage in the area of mutual interest and, by paying its proportionate costs, acquiring an interest in that area equal to its interest in the Fly Creek Prospect.

The purchase price for the assets was determined by negotiation between the parties. No appraisal or other third party evaluation was obtained by Skyline prior to consummation of the transaction. There was no material relationship between Skyline or the Company, on the one hand, and Purchaser, on the other, prior to consummation of the transaction.

Nucla Prospect

In an unrelated transaction, the Company granted an option to acquire its entire interest in the Nucla Prospect to Solaris Exploration, Inc., of Houston, Texas effective February 24, 2003. The option covered 40,547 net acres of approximately 43,000 gross acres located in Montrose County, Colorado. The acreage is owned by a partnership in which the Company owns an interest varying from 20 to 30%, depending on the lease.

Pursuant to the terms of an Option Agreement between the parties, Solaris was granted the option to drill certain wells and acquire one or more blocks of acreage pursuant to a series of rolling options. The first option covers 5,760 gross acres and entitles Solaris to drill a single well in exchange for payment of $150,000 to the partners, as follows:

          i.   $50,000 upon execution of the Agreement (previously paid);

          ii.  $50,000 on or before April 30, 2003; and

          iii. $50,000 on or before July 31, 2003.

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The Company  would share in these  payments in proportion to its interest in the prospect. A second and third option for additional wells and drilling blocks can be acquired by delivery of similar option payments.

Solaris will earn acreage surrounding each well that it drills pursuant to the terms of the agreement, in the event the well is productive of economic quantities of hydrocarbons. Acreage surrounding the second and third drilling blocks is similar to that of the first. However, if the initial well is unsuccessful, Solaris will not earn any interest in the acreage within the first drilling block and no assignment will be made.

The first option period for drilling expires December 1, 2003, the second, the earlier of twelve months from release of the drilling rig at the initial well, but in no event later than December 31, 2005 and the third, twelve months from release of the drilling rig at the second well, but in no event later than December 1, 2006. Solaris may also acquire all remaining leases within six months following successful completion of any previous well.

The dispositions described above were made by the Company with a view toward diversifying its assets and reducing its need for working capital. Specifically, the transfer and sale of the Fly Creek Prospect allowed the Company the opportunity to reduce debt and investigate additional acquisitions with the proceeds of the sale. It also reduced the Company's need for working capital with regard to its remaining interest in that prospect. The option on the Nucla Prospect reduces the Company's need for working capital with respect to exploration and development of that property.


The description in this report is qualified in its entirety by reference to the agreements described herein, copies of which are attached as exhibits.


ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

C.   Exhibits. The following documents are filed as exhibits to this report:

          10.1 Purchase and Sale Agreement between Skyline Resources, Inc., Seller, and Cedar Ridge, LLC, Buyer, dated February 17, 2003.

          10.2 Participation Agreement between Skyline Resources, Inc. and Cedar Ridge, LLC dated March 24, 2003.

          10.3 Model Form Operating Agreement between Cedar Ridge, LLC, Operator and Skyline Resources, Inc. and Slaterdome Gas, Inc., Non Operators, dated February 28, 2003.

          10.4 Drilling and Seismic Option Agreement, Nucla Prospect

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

                                    SIGNATURE


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              WYOMING OIL & MINERALS, INC.



Date: April 11, 2003                          By:  /s/ Bill M. Conrad
                                                   ----------------------------
                                                     Bill M. Conrad, President


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